Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY

STANDARD PACIFIC CORP.

Offers to Exchange

All of Our Outstanding

8 3/8% Senior Notes due 2018 issued on December 22, 2010

(CUSIP Nos. 85375CAY7 and USU85407AD32)

for new 8 3/8% Senior Notes due 2018

and

All of Our Outstanding

8 3/8% Senior Notes due 2021

(CUSIP Nos. 85375CBA8 and USU85407AE15)

for new 8 3/8% Senior Notes due 2021

Pursuant to the Prospectus dated                         , 2011

EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2011, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). TENDERS IN AN EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME AT OR BEFORE THE EXPIRATION TIME FOR SUCH EXCHANGE OFFER.

The exchange agent is:

The Bank of New York Mellon Trust Company, N.A.

By Mail, by Courier, or by Hand:

The Bank of New York Mellon Trust Company, N.A.

Attn: Corporate Trust Reorganization Unit

480 Washington Boulevard - 27th Floor

Jersey City, NJ 07310

By Facsimile Transmission: (212) 298-1915	Confirm Facsimile Transmission (212) 815-5098

TO TENDER OUTSTANDING NOTES IN THE APPLICABLE EXCHANGE OFFER, THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED TO THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH ABOVE AT OR BEFORE THE EXPIRATION TIME OF SUCH EXCHANGE OFFER. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

As set forth in the prospectus dated                     , 2011 (the “Prospectus”), of Standard Pacific Corp., a Delaware corporation (the “Company”), and in the accompanying Letter of Transmittal (the “Letter of Transmittal”), this Notice of Guaranteed Delivery must be used to accept the offer of the Company to (i) exchange up to $275,000,000 in aggregate principal amount of its new 8 3/8% Senior Notes due 2018 (the “2018 Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding 8 3/8% Senior Notes due 2018 issued on December 22, 2010 (the “Outstanding 2018 Notes”), and (ii) exchange up to $400,000,000 in aggregate principal amount of its new 8 3/8% Senior Notes due 2021 (the “2021 Exchange Notes” and, together with the 2018 Exchange Notes, the “Exchange Notes”) that have been registered under the Securities Act, for a like principal amount of its outstanding 8 3/8% Senior Notes due 2021 (the “Outstanding 2021 Notes” and together with the Outstanding 2018 Notes, the “Outstanding Notes”), if at or before the Expiration Time of such Exchange Offer (as defined below) (1) the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, (2) Outstanding Notes cannot be delivered to the Exchange Agent, or (3) the procedures for book-entry transfer cannot be completed. This form must be delivered by an eligible institution (as described in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent at its address set forth above at or before the Expiration Time for the applicable Exchange Offer. The Prospectus and the Letter of Transmittal, together, as may be amended, supplemented or otherwise modified from time to time constitute the terms and conditions of the exchange offers with respect to each of the Outstanding 2018 Notes and the Outstanding 2021 Notes (each, an “Exchange Offer” and together the “Exchange Offers”).

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (receipt of which are hereby acknowledged), the principal amount of Outstanding Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal. By so tendering, the undersigned does hereby make as of the date hereof, the representations and warranties of a tendering holder of Outstanding Notes set forth in the Letter of Transmittal.

PLEASE SIGN AND COMPLETE

Signature(s) of registered holder(s) or Authorized Signatory(1):

Name(s) of registered holder(s):

Title (Capacity)(2)

Address:

Date:                                                     , 2011

Area Code and Telephone No.:

Principal Amount of Outstanding 2018 Notes Tendered:

Principal Amount of Outstanding 2021 Notes Tendered:

☐	If Outstanding Notes will be delivered by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company, check box, and provide name and account number of tendering institution:

Name of Tendering Institution:

DTC Account No.:

(1)	This Notice of Guaranteed Delivery must be signed by each registered holder of the Outstanding Notes exactly as such holder’s name appears on certificate(s) for the Outstanding Notes or, if tendered by a DTC participant, exactly as such participant’s name appears on a security position listing as the owner of the Outstanding Notes, or by each person authorized to become a registered holder by endorsements and documents transmitted with this Notice of Guaranteed Delivery.
(2)	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation, or other person acting in a fiduciary or representative capacity.

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR AN AGENT’S MESSAGE IN LIEU THEREOF.

PLEASE PRINT EACH NAME AND ADDRESS

GUARANTEE ON REVERSE MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a recognized member in good standing of a Medallion Signature Guarantee Program recognized by the Exchange Agent, such as a firm that is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States, or certain other eligible guarantor institutions as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), guarantees that the certificates for Outstanding Notes tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the Depository Trust Company facility, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at its address set forth above within three New York Stock Exchange trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates representing the Outstanding Notes to the Exchange Agent, or in the case of a book-entry transfer, an Agent’s Message and confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the Depository Trust Company, within the time periods shown herein. The undersigned acknowledges that failure to do so could result in a financial loss to such Eligible Institution.

PLEASE PRINT NAME AND ADDRESS

Name of Firm:

Authorized Signature:

Name:

Title:

Date:                                                     , 2011

Address:

(Zip Code)

Area Code and Telephone Number:

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